UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 15, 2008
                                                         ----------------

                          NEW ENGLAND BANCSHARES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

            Maryland                      0-51589               04-3693643
            --------                     ---------              ----------
(State or other Jurisdiction of         (Commission            (IRS Employer
 incorporation or organization)         File Number)         Identification No.)

                 855 Enfield Street, Enfield, Connecticut 06082
                 ----------------------------------------------
                    (Address of principal executive offices)

                                 (860) 253-5200
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
             ------------

         New England Bancshares, Inc. (the "Company"), parent of Enfield Federal Savings and Loan Association and Valley Bank, announced today that the U.S. government's actions with respect to Fannie Mae and Freddie Mac adversely impacted the value of Valley Bank's investment holdings in certain pass-through auction rate securities issued by trusts with assets consisting solely of Fannie Mae and Freddie Mac preferred stock. Valley Bank purchased a total of $1.8 million of these investments in Fannie Mae and Freddie Mac during 2006 and 2007, which had a book value at June 30, 2008 of $1.8 million. The purchases were allowed under both Valley Bank's investment policy and banking regulations. Valley Bank will record an "other-than-temporary impairment" charge of approximately $1.7 million at September 30, 2008. Currently the charge is to be treated as a capital loss, however regulation or IRS guidance could change the charge to an ordinary loss. As an ordinary loss, Valley Bank would be able to record a tax benefit related to the impairment charge for book purposes. Capital loss treatment would not result in a tax benefit for book purposes since Valley Bank and the Company have no capital gains available to offset the capital losses incurred.

         In addition, Valley Bank purchased $1.6 million of three pass-through auction rate securities issued by trusts with assets consisting solely of corporate preferred stock, which had a book value at June 30, 2008 of $1.6 million. The corporate preferred stocks underlying the trusts have current market prices between 40% and 60% below their issue price. For these securities Valley Bank will record an "other-than-temporary impairment" charge of approximately $810,000, which will be considered a capital loss, at September 30, 2008.

         Neither Enfield Federal Savings and Loan Association nor New England Bancshares own any Fannie Mae or Freddie Mac securities or pass-through auction rate securities. Enfield Federal Savings and Loan Association and Valley Bank will retain their respective "well capitalized" ratings for regulatory purposes after the impairment charges are recorded.

         Statements contained in this Form 8-K, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time as well as the possible tax treatments discussed above. Subject to applicable laws and regulation, the Company does not undertake - and specifically disclaims any obligation - to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: October 15, 2008                 By:   /s/ Scott D. Nogles
                                              ----------------------------------
                                              Scott D. Nogles
                                              Executive Vice President and Chief
                                              Financial Officer



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